Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 8

THIS AMENDMENT NO. 8, dated as of November 3, 2023 (this “Amendment”) is among Audacy Capital Corp. (formerly known as ENTERCOM MEDIA CORP.), a Delaware corporation (the “Borrower”), the Guarantors party hereto, and the Lenders (constituting the Required Lenders and the Required Class Lenders for the Revolving Credit Facility) party hereto.

RECITALS

WHEREAS, reference is made to that certain Credit Agreement, dated as of October 17, 2016 (as amended by that certain Amendment No. 1, dated as of March 3, 2017, that certain Amendment No. 2, dated as of November 17, 2017, that certain Amendment No. 3, dated as of April 30, 2019, that certain Amendment No. 4, dated as of December 13, 2019, that certain Amendment No. 5, dated as of July 20, 2020, that certain Amendment No. 6, dated as of March 5, 2021, that certain Amendment No. 7, dated as of June 15, 2023, and as further amended, restated, amended and restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and as further amended by this Amendment, the “Credit Agreement”), among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and as collateral agent for the Secured Parties.

WHEREAS, pursuant Section 8.01(a) of the Existing Credit Agreement, an Event of Default shall occur if any Loan Party fails to pay within three (3) Business Days after the same becomes due, any interest on any Loan.

WHEREAS, the failure by the Borrower and the other Loan Parties to make (i) the scheduled payments of interest due and payable on October 31, 2023 as required under Section 2.08(b) of the Existing Credit Agreement on or before November 3, 2023 and (ii) the scheduled payment of interest due and payable on November 8, 2023 as required under Section 2.08(b) of the Existing Credit Agreement on or before November 13, 2023 will, in each case, constitute an Event of Default under Section 8.01(a) of the Existing Credit Agreement.

WHEREAS, pursuant to Section 10.01 of the Existing Credit Agreement, the Loan Parties and the Required Lenders can amend certain terms of Section 8.01(a) of the Existing Credit Agreement.

WHEREAS, pursuant to Sections 7.09 and 10.01 of the Existing Credit Agreement, the Loan Parties and the Required Class Lenders for the Revolving Credit Facility can amend Section 7.09 of the Existing Credit Agreement.

WHEREAS, the Loan Parties have requested that the Required Lenders and the Required Class Lenders for the Revolving Credit Facility modify certain terms and conditions hereafter set forth, and subject to the terms and conditions hereof, the Required Lenders and the Required Class Lenders for the Revolving Credit Facility are willing to do so.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1 Definitions. Capitalized terms used in this Amendment but not otherwise defined herein shall have the same meanings given to them in the Credit Agreement.

SECTION 2 Amendments to Credit Agreement.

2.1 Effective as of the Amendment No. 8 Effective Date, each of the following definitions is hereby added to Section 1.01 in its appropriate alphabetical order to read as follows:

““Amendment No. 8” means Amendment No. 8 to this Agreement, dated as of November 3, 2023, by and among the Borrower, the Guarantors and the Lenders party thereto (which constitute the Required Lenders and the Required Class Lenders for the Revolving Credit Facility).”

““Amendment No. 8 Effective Date” has the meaning set forth in Amendment No. 8.”

2.2 Effective as of the Amendment No. 8 Effective Date, the definition of “Available Amount” is hereby deleted in its entirety.

2.3 Effective as of the Amendment No. 8 Effective Date, clause (a)(I) of the definition of “Consolidated EBITDA” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(I) [reserved]; plus”

2.4 Effective as of the Amendment No. 8 Effective Date, clause (a)(I) of the definition of “Excluded Account” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Excluded Account” means a Deposit Account or Securities Account (a) that is used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements), (b) that is used for paying taxes, including sales taxes, (c) that is used as an escrow account or as a fiduciary or trust account, (d) that is a zero balance Deposit Account, (e) that is used for the sole purpose of issuing and cash collateralizing letters of credit permitted to be issued under Section 7.02(b)(11)(ii), (f) with an average monthly balance of less than $100,000, not to exceed $1,000,000 in the aggregate at any time for all Deposit Accounts and Securities Accounts that are Excluded Accounts pursuant to this clause (f), or (g) that is listed on Schedule 1.01C.

2.5 Effective as of the Amendment No. 8 Effective Date, the definition of “Permitted Investments” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Permitted Investments” means:

(a) any Investment in the Borrower or any other Loan Party;

(b) any Investment in cash or Cash Equivalents;

(c) prior to the Amendment No. 8 Effective Date, any Investment by the Borrower or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment such Person becomes a Restricted Subsidiary and a Guarantor, or such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets (or all or substantially all of the property comprising a division, business unit or line of business of such Person) to, or is liquidated into, the Borrower or any other Loan Party; provided:

(i) no Event of Default shall exist either immediately before or after such purchase or acquisition; and

(ii) Section 6.11 shall be complied with respect to such newly acquired Restricted Subsidiary and property;

and any Investment held by such Person at the time such Person becomes a Restricted Subsidiary and Guarantor; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(d) prior to the Amendment No. 8 Effective Date, any Investment in securities or other assets not constituting cash or Cash Equivalents (including Designated Non-Cash Consideration) and received in connection with a Disposition made pursuant to the provisions described under Section 7.04 or any other disposition of assets not constituting a Disposition;

(e) any Investment existing on the Closing Date or made pursuant to binding commitments in effect on the Closing Date, in each case, as set forth on Schedule 1.01D or an Investment consisting of any extension, modification or renewal of any Investment existing on the Closing Date; provided, that the amount of any such Investment may only be increased as required by the terms of such Investment as in existence on the Closing Date;

(f) any Investment acquired by the Borrower or any of its Restricted Subsidiaries:

(i) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(ii) as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(iii) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates of the Borrower;

(g) Hedging Obligations permitted under Section 7.02(b)(9);

(h) prior to the Amendment No. 8 Effective Date, Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Borrower; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 7.05(a);

(i) guarantees of Indebtedness permitted under Section 7.02;

(j) prior to the Amendment No. 8 Effective Date, any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 7.07(b) (except transactions described in clauses (2), (6), (8) and (9) thereof);

(k) Investments consisting of (x) purchases and acquisitions of inventory, supplies, material, services or equipment, or other similar assets or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business and consistent with past practices or (y) the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(l) prior to the Amendment No. 8 Effective Date, Investments by the Borrower or any of its Restricted Subsidiaries in an Unrestricted Subsidiary, a Non-Guarantor Subsidiary (or a Person who becomes a Non-Guarantor Subsidiary as a result of such Investment) or a joint venture engaged in a Similar Business having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other Investments made pursuant to this clause (l) that are at that time outstanding, not to exceed the greater of (x) $200,000,000 and (y) 4% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(m) Investments in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any Person that, in the good faith determination of the Borrower are necessary or advisable to effect any Receivables Facility permitted to be incurred pursuant to Section 7.02(b)(19) or any repurchases in connection therewith;

(n) prior to the Amendment No. 8 Effective Date, advances to, or guarantees of Indebtedness of, officers, directors and employees not in excess of $5,000,000 outstanding at any one time, in the aggregate;

(o) prior to the Amendment No. 8 Effective Date, loans and advances to officers, directors and employees for business-related travel expenses, moving expenses, payroll expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Borrower;

(p) any Investment in any Subsidiary or joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business and consistent with past practices;

(q) prior to the Amendment No. 8 Effective Date, any Investment by the Borrower or any of its Restricted Subsidiaries consisting of Permitted Non-Cash Consideration, provided that (x) the aggregate fair market value of such Permitted Non-Cash Consideration so received during the term of this Agreement shall not exceed $100,000,000 and (y) such fair market value shall be determined in good faith by the Borrower at the time provided and without giving effect to subsequent changes in value;

(r) [reserved];

(s) other Investments having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other Investments made pursuant to this clause (s), not to exceed (x) to the extent made prior to the Amendment No. 8 Effective Date, the greater of (i) $200,000,000 and (ii) 4% of Total Assets, and (y) to the extent made on and after the Amendment No. 8 Effective Date, $3,000,000;

(t) prior to the Amendment No. 8 Effective Date, additional Acquisitions of a Person (or all or a substantial portion of the property comprising a division, business unit or line of business of a Person) that is engaged in a Similar Business; provided, that:

(i) no Default shall exist either immediately before or after such Acquisition;

(ii) such Person becomes a Restricted Subsidiary or is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets (or all or a substantial portion of the property comprising a division, business unit or line of business of such Person) to, or is liquidated into, a Restricted Subsidiary;

(iii) Section 6.11 shall be complied with respect to such newly acquired Restricted Subsidiary and property; and

(iv) on a Pro Forma Basis after giving effect to such Acquisition, the Consolidated Net Leverage Ratio is less than or equal to 6.0 to 1.0; and

(u) endorsements for collection or deposit in the ordinary course of business.”

2.6 Effective as of the Amendment No. 8 Effective Date, Section 7.01(20) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(20) (i) other Liens securing obligations which do not exceed (x) to the extent incurred prior to the Amendment No. 8 Effective Date, $100,000,000 in aggregate principal amount at any one time outstanding and (y) to the extent incurred on and after the Amendment No. 8 Effective Date, $3,000,000, in each case, in aggregate principal amount at any one time outstanding; and (ii) Liens solely securing obligations directly arising from letters of credit that have been issued prior to the Amendment No. 8 Effective Date and remain outstanding as of the date such Liens are incurred or any letters of credit issued in replacement thereof;”

2.7 Effective as of the Amendment No. 8 Effective Date, Section 7.01(29) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(29) prior to the Amendment No. 8 Effective Date, Liens on any Equity Interests of Unrestricted Subsidiaries that secure Indebtedness of such Unrestricted Subsidiaries;”

2.8 Effective as of the Amendment No. 8 Effective Date, Section 7.01(35) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(35) prior to the Amendment No. 8 Effective Date, additional Liens securing Indebtedness of the Borrower and its Restricted Subsidiaries permitted pursuant to Section 7.02, so long as (A) both before and after giving effect to the granting of such Liens and the incurrence of such Indebtedness, no Default shall have occurred and be continuing, and (B) on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, the Consolidated Net Secured Leverage Ratio is less than or equal to 3.25 to 1.00 for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01; provided, that any Liens on the Collateral incurred pursuant to this clause (35) shall be subject to an Intercreditor Agreement or a Second Lien Intercreditor Agreement, as applicable;”

2.9 Effective as of the Amendment No. 8 Effective Date, Section 7.01(36) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(36) prior to the Amendment No. 8 Effective Date, Liens on assets of Foreign Subsidiaries securing Indebtedness of such Foreign Subsidiaries permitted pursuant to Section 7.02;”

2.10 Effective as of the Amendment No. 8 Effective Date, Section 7.02(b)(11) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(11) (i) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the outstanding principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (11), does not at any one time outstanding exceed (x) to the extent incurred prior to the Amendment No. 8 Effective Date, the greater of (i) $75,000,000 and (ii) 1.5% of Total Assets determined at the time of incurrence and (y) to the extent incurred on or after the Amendment No. 8 Effective Date, $3,000,000; and (ii) Indebtedness incurred with respect to letters of credit that have been issued prior to the Amendment No. 8 Effective Date and remain outstanding as of the date such Indebtedness is incurred or any letters of credit issued in replacement thereof;”

2.11 Effective as of the Amendment No. 8 Effective Date, Section 7.04(d) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value (as determined in good faith by the Borrower) not to exceed (x) to the extent made prior to the Amendment No. 8 Effective Date, $5,000,000 and (y) to the extent made on or after the Amendment No. 8 Effective Date, $3,000,000;”

2.12 Effective as of the Amendment No. 8 Effective Date, Section 7.05(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) the payment of the final deferred purchase price consideration to each of Francisco Kim and Ulysses Oliver on or around November 9, 2023 in an aggregate principal amount not to exceed $100,000;”

2.13 Effective as of the Amendment No. 8 Effective Date, Section 7.05(e) of the Existing Credit Agreement is hereby amended by inserting the phrase “at any time prior to the Amendment No. 8 Effective Date,” at the beginning of such Section;

2.14 Effective as of the Amendment No. 8 Effective Date, Section 7.09(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Consolidated Net First Lien Leverage Ratio. As long as any Revolving Credit Commitment remains outstanding, the Borrower shall not permit the Consolidated Net First Lien Leverage Ratio as of the last day of any Test Period (other than (x) the Test Period ending September 30, 2020, (y) the Test Period ending December 31, 2020, unless, in each case of the foregoing clauses (x) and (y), a Covenant Relief Period Termination Notice shall have been delivered to the Administrative Agent prior to such date, and (z) the Test Period ending September 30, 2023) to be higher than 4.00 to 1.00 (such ratio, the “Maximum Consolidated Net First Lien Leverage Ratio”).”

2.15 Effective as of the Amendment No. 8 Effective Date, Section 8.01(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, (ii) within eleven (11) Business Days after the same becomes due, any interest on any Loan or (iii) within eleven (11) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or ”

2.16 Effective as of the Amendment No. 8 Effective Date, the Existing Credit Agreement is hereby amended to include a new Section 7.14 that reads as follows:

“Section 7.14 Additional Amendment No. 8 Covenants. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Borrower agrees that, on and after the Amendment No. 8 Effective Date, the following restrictions and provisions in addition to those set forth elsewhere in this Agreement and the other Loan Documents shall apply:

(a) The Borrower and its Subsidiaries shall not request or incur (A) Incremental Term Loans, (B) Revolving Commitment Increases or (C) Indebtedness pursuant to a Permitted Debt Offering.

(b) The Borrower and its Subsidiaries shall not incur any Indebtedness in reliance on Section 7.02(a), Section 7.02(b)(7), Section 7.02(b)(8), Section 7.02(b)(12), Section 7.02(b)(13), Section 7.02(b)(16) or Section 7.02(b)(18).

(c) The Borrower and its Subsidiaries shall not consummate any Disposition in reliance on Section 7.04(h), Section 7.04(s) or Section 7.04(t).

(d) The Borrower and its Subsidiaries shall not make any Restricted Payment in reliance on Section 7.05(b), Section 7.05(c), Section 7.05(d), Section 7.05(g), Section 7.05(i), Section 7.05(l), Section 7.05(m), Section 7.05(n), Section 7.05(o), Section 7.05(p) or Section 7.05(q).

(e) The Borrower and its Subsidiaries shall not enter into any Sale and Lease-Back Transaction.

(f) Other than to the extent made in reliance on clause (s) of the definition of “Permitted Investments” or Section 7.05(a), the Borrower and its Subsidiaries shall not (a) (i) designate or form any Unrestricted Subsidiary pursuant to Section 6.14 or (ii) transfer (whether by way of Investment, Restricted Payment or otherwise) any asset to any Unrestricted Subsidiary, Non-Guarantor Subsidiary (or Person who becomes a Non-Guarantor Subsidiaries as a result of such transfer), joint venture or Affiliate (other than any Affiliate that is a Loan Party), other than, with the prior written consent of the Required Lenders (which consent may be communicated via an email from Gibson, Dunn & Crutcher LLP, legal counsel to the Lenders, or Greenhill & Co., Inc., financial advisor to the Lenders), transfers necessary to cash collateralize (i) letters of credit issued prior to the Amendment No. 8 Effective Date and that remain outstanding as of the date of such transfer or (ii) any letters of credit issued in replacement thereof; or (b) pay, prepay, repurchase, redeem, refinance, exchange, defease, retire or satisfy in any way any Indebtedness subordinate and/or junior to the Obligations, whether in right of payment, priority or otherwise.”

SECTION 3. Representations and Warranties; No Event of Default. Each of the Loan Parties hereby represents and warrants to each of the Administrative Agent and the Lenders that, as of the Amendment No. 8 Effective Date, after giving effect to this Amendment:

(a) this Amendment has been duly authorized, executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests of Foreign Subsidiaries (other than those pledges made under the Laws of the jurisdiction of formation of the applicable Foreign Subsidiary);

(b) no Event of Default exists; and

(c) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement (other than, for the avoidance of doubt, Section 5.05(b) and Section 5.17 of the Credit Agreement) or any other Loan Document are true and correct in all material respects on and as of such date (except, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct as of such earlier date); provided, that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they are true and correct in all respects.

SECTION 4 Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Administrative Agent and Lenders hereunder, it is understood and agreed that this Amendment shall become effective, and the Loan Parties shall have rights under this Amendment, upon the satisfaction of the following conditions (the “Amendment No. 8 Effective Date”):

(a) receipt by the Required Lenders of the fully executed counterparts of this Amendment from each of the Loan Parties and the Lenders party hereto constituting the Required Lenders and the Required Class Lenders for the Revolving Credit Facility;

(b) receipt by the Required Lenders of an agreed form of restructuring support agreement among the Loan Parties and certain of the Lenders that is in form and substance satisfactory to the Required Lenders; and

(c) as of the Amendment No. 8 Effective Date, the representations and warranties set forth herein shall be true and correct in all respects.

SECTION 5 Continuing Effectiveness, Etc. Except as set forth expressly herein, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties to the Administrative Agent and the Lenders. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement and the Administrative Agent and the Lenders require strict compliance with all of the terms and conditions of the Credit Agreement and each of the other Loan Documents in the future. It is expressly stated that the parties are not entering into a mutual disregard of the terms and provisions of the Credit Agreement or any other Loan Document. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

SECTION 6 Conduct of Lender; Release of Claims. The Borrower and its Affiliates, successors, assigns and legal representatives (collectively, the “Releasors”), acknowledge and agree that, to their knowledge and through the date hereof, each Secured Party has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with the Releasors in connection with this Amendment and in connection with the Obligations, the Credit Agreement and the other Loan Documents, and the obligations and liabilities of the Releasors existing thereunder or arising in connection therewith, and the Releasors hereby waive and release any claims to the contrary. The Releasors hereby release, acquit, and forever discharge each Secured Party and its Affiliates (including, without limitation, its parent and its subsidiaries) and their respective officers, directors, employees, agents, attorneys, advisors, successors and assigns, both present and former (collectively, the “Secured Party Affiliates”) from any and all manner of losses, costs, defenses, damages, liabilities, deficiencies, actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims, demands and expenses whatsoever, asserted or unasserted, known or unknown, foreseen or unforeseen, in contract, tort, law or equity (generically, “Claims”), that any Releasor has or may have against any Secured Party and/or any Secured Party Affiliate by reason of any action, failure to act, event, statement, accusation, assertion, matter or thing whatsoever arising from or based on facts occurring prior to the effectiveness of this Amendment that arises out of or is connected to the Loan Documents or the Obligations; provided that, the foregoing shall not apply to any Claim resulting from the gross negligence, bad faith or willful misconduct of any of the Secured Parties or the Secured Party Affiliates. Each of the Releasors hereby unconditionally and irrevocably agrees that it will not sue any Secured Party or any Secured Party Affiliate on the basis of any Claim released, remised and discharged by such Releasor pursuant to this paragraph. If any Releasor or any of their respective successors, assigns or other legal representatives violates the foregoing covenant, each Releasor, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Secured Party or any Secured Party Affiliate may sustain as a result of such violation, all reasonable and documented attorneys’ fees and costs incurred by any Secured Party or any Secured Party Affiliate as a result of such violation.

SECTION 7 Counterparts; Electronic Signatures. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “executed,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Electronic Transactions Act 1999 of Bermuda, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 8 Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns in accordance with Section 9.05 of the Credit Agreement.

SECTION 9 Incorporation of Loan Agreement Provisions. The provisions of Sections 10.15 and 10.16 of the Credit Agreement are incorporated by reference as if fully set forth herein, mutatis mutandis.

SECTION 10 No Other Waivers. Except as expressly provided herein, any waiver hereby granted by the Lenders signatory hereto does not (a) constitute a waiver or modification of any other terms or provisions set forth in the Credit Agreement and, except as expressly provided herein, shall not impair any right that the Administrative Agent or any Lender may now or hereafter have under or in connection with the Credit Agreement, and (b) impair the Administrative Agent’s or any Lender’s right to insist upon strict compliance with the Credit Agreement.

SECTION 11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

AUDACY CAPITAL CORP.,
as the Borrower

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

[Signature Page to Amendment No. 8]

AUDACY CORP.
AUDACY OPERATIONS, INC.
AUDACY MIAMI, LLC
AUDACY ARIZONA, LLC
AUDACY CALIFORNIA, LLC
AUDACY COLORADO, LLC
AUDACY CONNECTICUT, LLC
AUDACY FLORIDA, LLC
AUDACY GEORGIA, LLC
AUDACY ILLINOIS, LLC
AUDACY KANSAS, LLC
AUDACY LOUISIANA, LLC
AUDACY MARYLAND, LLC
AUDACY MASSACHUSETTS, LLC
AUDACY MICHIGAN, LLC
AUDACY MINNESOTA, LLC
AUDACY MISSOURI, LLC
AUDACY NEVADA, LLC
AUDACY NEW YORK, LLC
AUDACY NORTH CAROLINA, LLC
AUDACY OHIO, LLC
AUDACY OREGON, LLC
AUDACY PENNSYLVANIA, LLC
AUDACY RHODE ISLAND, LLC
AUDACY SOUTH CAROLINA, LLC
AUDACY TENNESSEE, LLC
AUDACY TEXAS, LLC
AUDACY VIRGINA, LLC
AUDACY WASHINGTON DC, LLC
AUDACY WASHINGTON, LLC
AUDACY WISCONSIN, LLC
AUDACY LICENSE, LLC
AUDACY PROPERTIES, LLC
AUDACY RADIO TOWER, LLC
AUDACY SPORTS RADIO, LLC
EVENTFUL, LLC
INFINITY BROADCASTING LLC
PINEAPPLE STREET MEDIA LLC
QL GAMING GROUP, LLC
AMPERWAVE, LLC
AUDACY NETWORKS, LLC
AUDACY SERVICES, LLC
PODCORN MEDIA, LLC
as a Guarantor

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

[Signature Page to Amendment No. 8]

[Lender signature pages on file with the Administrative Agent]